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                                                                    EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-107416, 333-87266, 333-64238, 333-63950,
333-44852, 333-87759, 333-62437, 333-11577, 333-96302, 333-81236, and 333-44336)
and Form S-3 (No.'s 333-109641 and 333-76544) of our report dated February 20, 2004 (except for the third paragraph of Note 1, the first paragraph to Note 7 and Note 11, as to which the date is April 20, 2004), with respect to the consolidated financial statements of Epimmune Inc. included Amendment No. 2 of Form 10-K for the year ended December 31, 2003.

                                        /s/ ERNST & YOUNG LLP

San Diego, California
April 20, 2004